Making Next-Generation Networks a Reality.

July 2008

To the Shareholders of Vitesse:

As we progress toward our formal earnings release this month, I’d like to provide you an update on Vitesse’s first half of fiscal year 2008, which ended March 31, 2008.

Vitesse is a much stronger company than it has been at any time in its recent past. We continue to progress toward our goal of positioning the Company for sustained growth and profitability. We have demonstrated results in our ability to generate positive cash flow from operations and maintained a strong cash balance for five consecutive quarters. Moving forward, we will continue with our efforts to optimize and streamline operations to bring products to market more quickly. And, we will keep making prudent and efficient investments in future growth within our two focus areas: Carrier Networking and Enterprise Networking.

As with all recent communications, I must reiterate our cautionary statement regarding audited financial statements:

Vitesse is not currently filing financial statements with the Securities and Exchange Commission and is in the process of restating and auditing its financial statements for 2006 and 2007. As such, the financial results included in this letter are unaudited and are, therefore, subject to change.

On June 24, 2008, we stated that we will require additional time to complete the audit of our financial statements for fiscal years 2006 and 2007. The completion of the audit and filing of the related Annual Report on Form 10-K with the Securities and Exchange Commission is now expected during the quarter ending September 30, 2008. We intend to notify investors one week in advance of the date upon which we will release our financial results. This delay is due to the determination of measurement dates for stock option grants and the confirmation of third-party revenues taking longer than expected. Please note, this delay is not due to any issues or other accounting irregularities not previously disclosed. As we have indicated in the past, 2005 financials will not be restated.

Improving Our Financial Position — Second Quarter Update

During the second quarter, we continued to grow consumption (sales to end customers). Net consumption was $55.5 million for the second quarter compared to net consumption of $54.9 million in the first quarter, which included $2.4 million of storage products that was eventually divested to Maxim. Netting out the divested consumption, the growth from the first quarter to the second is $52.5 million to $55.5 million, achieving a 5% increase. This reporting period marked the fifth consecutive quarter of positive cash flow from operations for Vitesse. Our balance sheet remains strong with $36 million in cash as of March 31, 2008.

Targeting Fast-growing Markets

Vitesse is uniquely positioned and making investments in the development of system-critical integrated circuits (ICs) within two specific communication infrastructure market segments: Carrier Ethernet in telecommunication networks and ‘Converged Enhanced Ethernet’ in enterprise systems. They share one thing; they are being driven by a single ubiquitous technology, Ethernet. Collectively, these two segments represent a $2.5 billion total available market for our products. With our new products moving into volume production and future developments currently underway, we have a winning combination of solutions that keeps the pace of our design wins on a solid trend across all product lines.

We now have more than 70 design wins for core and metro Carrier Networking applications, including six new platform wins for the new 10 Gigabit Ethernet-over-SONET mapper product family at Tier 1 and Tier 2 customers. We secured our first substantial win for our Ethernet Gigabit-Router-on-a-Chip in an EPON (Ethernet Passive Optical Networks) fiber-to-the-home gateway application, which will be deployed by a large Chinese telecom carrier. In the Enterprise Networking segment, there is similar success with the closing of 20 design wins in the second quarter alone. These wins are reflective of the growing demands in the market and are currently in the design phase with our customers. Typically, these designs move into production within six to 24 months depending on the complexity of these systems.

Leveraging R&D to Gain Market Share

Our focus on Ethernet as the primary networking protocol has allowed us to significantly improve the efficiency of our research and development (R&D) dollars by targeting more applications within these two markets using common IC developments. Unlike many of our competitors, we are able to leverage our 20 years of technical expertise and IP capabilities into efficient development platforms to address Ethernet networking applications. Commonality in design platforms speeds our time-to-market and ability to gain market share.

Combining our advantage in R&D with our strength and leading marketing position in several Ethernet-based product lines provides an excellent platform from which to address the many market segments within Carrier and Enterprise Networking. Our focused approach produces a multi-year (six to 10 years) return on investment with continuous revenue streams and enhanced customer relationships.

Strengthening Our Corporate Structure and Board

We continue our efforts to strengthen our Board of Directors and our corporate governance policies and practices. In May 2008, we announced another addition to our Board of Directors: Robert Lundy, president and chief executive officer of Glimmerglass. As an independent director, he will serve as a member of the Compensation and Corporate Governance committees. We believe Vitesse will benefit from Robert’s executive leadership experience, comprehensive understanding of the venture community, and technical expertise regarding optical communications and enterprise data centers.

Executing Our Strategic Plan

In summary, we are building on the solid financial foundation that we have created over the last year. We have taken concrete steps to implement organizational change, and we have begun the process of executing our strategic plan. We are working diligently to conclude the final phases of our financial audit and look forward to returning to a regular reporting schedule. I am very pleased with our progress thus far, and I am proud of the employees of Vitesse, who have absorbed the change, and now advance us in a stronger direction.

As always, you are welcome to contact us if you have any questions or comments. You may send correspondence to us at: invest@vitesse.com. All responses will be made in accordance to federal securities laws pertaining to federal disclosure regulations. Also, we invite you to track our progress on our web site: www.vitesse.com.

Sincerely,

Safe Harbor for Forward-Looking Statements: Certain matters discussed in this letter constitute forward-looking statements that are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others, risks related to the previously disclosed restatement of Vitesse’s financial statements and Vitesse’s failure to file its required reports under the Securities and Exchange Act of 1934. Furthermore, information provided in this letter which is not historical in nature, constitutes forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or changes in the Company’s expectations.

Christopher R. Gardner

Chief Executive Officer and Director

Safe Harbor for Forward-Looking Statements: Certain matters discussed in this letter constitute forward-looking statements that are based on management’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those projected. The risks include, among others, risks related to the previously disclosed restatement of Vitesse’s financial statements and Vitesse’s failure to file its required reports under the Securities and Exchange Act of 1934. Furthermore, information provided in this letter which is not historical in nature, constitutes forward-looking statements pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Vitesse undertakes no duty to update any forward-looking statements or to confirm those statements to actual results or changes in the Company’s expectations.